UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2008

Hard Rock Hotel Holdings, LLC
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-52992 (Commission File Number)	16-1782658 (I.R.S. Employer Identification No.)
4455 Paradise Road, Las Vegas, NV
(Address of Principal Executive Offices)
(702) 693-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     To the extent applicable, the disclosures under Items 2.03 and 3.03 are incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     To the extent applicable, the disclosure under Item 3.03 is incorporated into this Item 1.02 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 30, 2008, the subsidiaries of Hard Rock Hotel Holdings, LLC (the “Company”) party to the Company’s commercial mortgage-backed securities loan facility (the “CMBS facility”) satisfied the conditions to draw on the construction loan provided under such facility. The CMBS facility provides for, among other borrowing availability, a construction loan of up to $620.0 million for the expansion of the Hard Rock Hotel & Casino in Las Vegas, which is owned by a subsidiary of the Company. In connection with qualification for the construction loan:
•	DLJ MB IV HRH, LLC, one of the Company’s members, posted a letter of credit in favor of the lenders under the CMBS facility in the amount of approximately $77.8 million. The foregoing letter of credit is in addition to $52.6 million in letters of credit previously posted by the Company’s members under the CMBS facility, excluding a $110.0 million letter of credit posted by DLJ MB IV HRH, LLC on February 14, 2008 to postpone an amortization payment under the CMBS facility to August 2, 2008.
•	The subsidiaries of the Company that are borrowers under the CMBS facility drew approximately $12.1 million of the construction loan under the CMBS facility, which will be used to pay for a portion of the costs and expenses of the expansion project. The Company anticipates drawing additional amounts from the construction loan under the CMBS facility as needed.
•	The Company replaced its existing interest rate cap agreements with five new interest rate cap agreements with an aggregate notional amount of $871.0 million with a LIBOR cap of 2.5%. The aggregate notional amount accretes to $1.285 billion over the life of the cap based on the draw schedule for the construction loan. The Company purchased the new interest rate cap agreements for an amount equal to approximately $19.1 million, which was funded through a cash contribution made by DLJ MB IV HRH, LLC and DLJ Merchant Banking Partners IV, L.P.
•	Pursuant to a Construction Management and General Contractor’s Agreement the Company has entered into with M.J. Dean Construction, Inc., the Company delivered work authorization orders to M.J. Dean Construction, Inc. for an aggregate of $541.6 million of work. The work called for under the work authorization orders covers each significant phase of the expansion project.
Item 3.03 Material Modification to Rights of Security Holders.
     On May 30, 2008, the Company’s members entered into the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Amended JV Agreement”). Pursuant to the Amended JV Agreement, subject to the terms and conditions contained therein, DLJ MB IV HRH, LLC, DLJ Merchant Banking Partners IV, L.P. and DLJMB HRH VoteCo, LLC (the “DLJMB Parties”) have committed to make additional capital contributions to the Company in an aggregate amount of up to $254.0 million (the “New Capital”). Of the New Capital amount, up to $144.0 million will be allocated to the expansion project (including certain interest payment and cash requirements of the Company during the pre-construction and construction periods of the project). Up to $110.0 million of the remaining New Capital amount will be made available (to the extent needed) to fund the satisfaction of minimum sales price or amortization payment requirements under the CMBS facility relating to the approximately 15.0 acres of excess land held for sale by the Company. The $110.0 million letter of credit posted by the DLJMB Parties on February 14, 2008 currently satisfies in full the capital commitment relating to the excess land, but will not be considered New Capital unless it is replaced with a cash contribution that constitutes New Capital in accordance with the Amended JV Agreement (in which case the amount of New Capital provided will be equal to the cash amount). The $254.0 million new commitment will be reduced by New Capital provided by the DLJMB Parties after February 8, 2008.
     Pursuant to the Amended JV Agreement, Morgans Hotel Group Co. and Morgans Group LLC (the “Morgans Parties”) no longer will have the option to fund up to their pro rata share of the capital required for the expansion project, and the DLJMB Parties’ commitment to provide the New Capital replaces all prior commitments made by the DLJMB Parties with respect to the expansion project.
     The Amended JV Agreement also authorizes the Company’s board of directors to adopt a profits interest plan, providing for grants of profits interests aggregating up to a 5% equity interest in the Company. The terms and conditions of the profits interest plan, and the individuals eligible to participate in the plan, will be subject to the discretion of the board of directors of the Company. Any profits interests granted pursuant to the Amended JV Agreement would not be entitled to vote or approve any decision, action or inaction on the part of the Company, including the conversion, consolidation or merger of the Company.
     The descriptions of the Amended JV Agreement contained herein are qualified in their entirety by reference to the Amended JV Agreement filed herewith as Exhibit 3.1, which is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Amended JV Agreement, Mr. David Hamamoto retired as a director of the Company effective May 30, 2008, and the current number of directors serving on the board of directors of the Company has been decreased from six to five. However, subject to certain provisions in the Amended JV Agreement, no decision of the board will be effective unless at least one director appointed by each of DLJMB HRH VoteCo, LLC and Morgans Hotel Group Co., respectively, votes in favor of such decision. The number of directors serving on the board is subject to change in accordance with the terms of the Amended JV Agreement. In addition, on May 29, 2008, the Company increased the annual salary of Arnold D. Boswell, Chief Financial Officer of Hard Rock Hotel, Inc., to $265,000.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     To the extent applicable, the disclosure under Item 3.03 is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Second Amended and Restated Limited Liability Company Agreement of Hard Rock Hotel Holdings, LLC dated as of May 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 4, 2008	Hard Rock Hotel Holdings, LLC

	By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Its:	Vice President